UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2024, the board of directors of Great Lakes Dredge & Dock Corporation (the “Company”), upon the recommendation of the Nominating, Corporate Governance and Sustainability Committee, amended certain provisions of its Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The Company reviews the Code of Conduct periodically and amends the Code of Conduct as appropriate.

The revised Code of Conduct, among other things, modernizes references to technology tools and electronic business records, adds cybersecurity considerations and best practices, bolsters conflicts of interest policies to include organizational conflicts of interest, and clarifies and elaborates on obligations to avoid bribery and kickbacks.

The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, which can be found on the Company’s website at www.gldd.com under “Investors - Investors - Corporate Governance - Code of Business Conduct.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/Vivienne R. Schiffer
Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: November 12, 2024